Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBETIZE CORP. PARTNERS WITH G&F FINANCIAL GROUP TO

LAUNCH MOBILE LENDING APP

Fintech solution provides consumer loan decision within two hours

Vancouver, British Columbia, September 29, 2016 -- Mobetize Corp. (OTCQB:MPAY) Mobetize Corp., an

emerging mobile financial services (MFS) technology company is pleased to announce that it has entered into a partnership agreement with G&F Financial Group (“G&F”), one of the ten largest credit unions in

British Columbia; to jointly develop and market a digitized lending platform.

This innovative software solution built on the core Mobetize Fintech platform will enable G&F to instantly meet Know Your Client (KYC) and Anti Money Laundering (AML) compliance in addition to underwriting and computing complex algorithms for auto adjudicating the personal bank lending process initiated from any PC or mobile device.

The uniqueness of this agreement with G&F lies in the ability of our solution to ensure that loan assets remain on G&F’s balance sheet while enabling full visibility in the management of customer data and back office processes. G&F in partnership with Mobetize will be able to offer an effective solution that is unlike other solutions currently available in the Canadian Fintech marketplace.

The agreement provides that Mobetize will own any new intellectual property rights that stem from the partnership and plans to market this solution to Direct and Platform lenders throughout North America to capture the immediate opportunity for growth in the online lending marketplace.

The co-developed lending solution is scalable and implements dynamic algorithms in a cloud-based environment that enables financial institution’s (FI) to quickly launch their own online lending strategies.

Key benefits for FI’s include:

     An omnichannel and simple user experience for fast loan decisions and funding

     Digitized back office processes and interoperability

     Ability to lead innovation with rapid launch and configurable KYC and adjudication rules

     Leverage new lending business models with configuration for insurance add-ons

     Easily respond to and address security and regulatory requirements

“We are thrilled to partner with G&F Financial Group which have over 75 years of experience in the lending industry  and  is  once  again  proving  it  is  an  industry  leader  through  leveraging  financial  technology  to innovate, digitize and deliver leading omnichannel banking experiences” stated Ajay Hans, CEO.

About Online Marketplace Lending

Online  marketplace  lending  has  emerged  as  an  industry  offering  faster  credit  for  consumers  and  small businesses.  Companies  in  this  industry  have  developed  two  primary  business  models:  (1)  Direct  lenders that  originate  loans  to  hold  in  their  own  portfolios,  commonly referred  to  as  balance  sheet  lenders  and  (2)

Platform lenders that partner with an issuing depository institution to originate loans and then purchase the loans for sale to investors as whole loans or by issuing securities such as member-dependent notes. Market analysts  have  identified  a  $1.0  trillion  addressable  market  for  online  marketplace  lenders  (excluding mortgages), and estimated loan origination volumes could reach $90.0 billion by 2020*.

*(“U.S Treasury Department – Opportunities and Challenges in Online Market Place Lending May 2016”)

Exhibit 99.1

About G&F Financial Group

With  over  29,000  members,  14  locations  and  $1.85  billion  in  total  assets  under  administration,  G&F

Financial Group proudly provides a full range of personal and business banking solutions to our credit union members. With  a  passion  for  educating  and  empowering  others  to  achieve  their  financial  goals,  we  focus on  providing  advice  tailored  uniquely for  each  member  and  have  supported  members  and  invested  in  our local  communities  for over 75  years.  Our commitment to  investing  in  others  has been  recognized  by BC’s

Top Employers, United Way and the Burnaby Board of Trade - we continue to be inspired to make a positive impact in the lives of our members, employees, and communities.

About Mobetize Corp.

Mobetize  is  an  emerging  Fintech  company  that  has  developed  a  global  B2B  Fintech  hub  and  financial services  marketplace.  Mobetize  converges  telecom  and  banking  to  simplify  the  delivery  of  mobile  money services to leading telecommunications companies and financial institutions. Mobetize ensures end-to-end integration  for  services  such  as  prepaid  air-time  top  ups,  international  money  transfers,  P2P  transfers,

Visa™/MasterCard™ programs and bill payments on mobile devices. Mobetize seamlessly integrates and white labels their secure mobile money platform for their customers who  then  offer the services to millions

of users.   Mobetize’s technology helps the telecom and banking industries to increase revenues, decrease customer service costs and increase customer loyalty. For more information, visit http://www.mobetize.com

Forward Looking Statements

This  press  release  includes  statements  that  are  not  historical  in  nature  and  may  be  characterized  as

"forward-looking statements," including those related to future financial and operating results, benefits, and synergies  of  the  combined  companies,  statements  concerning  Mobetize's  outlook,  pricing  trends,  and forces  within  the  industry,  the  completion  dates  of  capital  projects,  expected  sales  growth,  cost  reduction strategies,  and  their  results,  long-term  goals  of  Mobetize  and  other  statements  of  expectations,  beliefs,

future  plans  and  strategies,  anticipated  events  or  trends,  and  similar  expressions  concerning  matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly,

actual results could differ materially. Among the factors which could cause a difference are: changes in the general  economy;  changes  in  demand  for  Mobetize's  products  or  in  the  cost  and  availability  of  its  raw materials;  the  actions  of  its  competitors;  the  success  of  our  customers;  technological  change;  changes  in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations  and  materials;  transportation,  environmental  matters;  and  other  unforeseen  circumstances.  A number  of  these  factors  are  discussed  in  Mobetize's  previous  filings  with  the  Securities  and  Exchange

Commission. Mobetize disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Mobetize Corp.

Email:   shareholderrelations@mobetize.com

Phone:  778-588-5563